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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Summary Historical and Pro Forma Financial Data," "Selected Historical and Pro Forma Financial Information" and "Experts" and to the use of our reports dated April 25, 1997 in Amendment No. 4 to the Registration Statement (Form S-4 No. 333-33121) and related Prospectus of Leiner Health Products Inc. for the registration of $85,000,000 of its Senior Subordinated Notes due 2007.


                                                               ERNST & YOUNG LLP


Orange County, California
November 12, 1997